UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2018
DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 13, 2018, the Board of Directors (the “Board”) of DSW Inc. (the “Company”) appointed Ekta Singh-Bushell to be an independent director, effective immediately. Ms. Singh-Bushell will stand for election at the Company’s next Annual Meeting of Shareholders in 2019. If confirmed, her term will expire at the 2022 Annual Meeting of Shareholders.

Ms. Singh-Bushell, age 46, has been appointed as a Class III Director. Ms. Singh-Bushell brings over 25 years of global management, financial, digital and technology, cybersecurity, and risk operations experience. Until 2017, Ms. Singh-Bushell served as Chief Operating Officer, Executive Office, at the Federal Reserve Bank of New York. Prior to that, she worked in multiple capacities at Ernst & Young LLP (EY) including: Northeast Talent Advisory Leader, Global Information Security Officer, US Innovation & Digital Strategy leader, and Senior Managing Partner. In addition, Ms. Singh-Bushell is a licensed certified public accountant (CPA).

Ms. Singh-Bushell currently serves on the board of directors, the audit committee and the nominating and governance committee of TTEC Holdings, Inc. (NASDAQ: TTEC), a global customer experience technology and services provider. She also serves on the board of directors, the audit risk & compliance committee, and the social & ethics committee of Datatec, Inc. (JSE: DTC), a multinational information and communications technology solutions and services group.

Ms. Singh-Bushell will serve on the Board’s Audit and Nominating and Corporate Governance Committees. The Board has determined that Ms. Singh-Bushell is “independent” under the standards set forth in the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards. There are no arrangements or understandings between Ms. Singh-Bushell and any other person pursuant to which Ms. Singh-Bushell was appointed as a director of the Company, and there are no transactions in which Ms. Singh-Bushell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her service, Ms. Singh-Bushell will receive the Company’s standard fees paid to outside directors, including, upon the effective date of her appointment, pro-rated stock units with an initial aggregate value of $93,973 based on the current fair market value of the Company’s common stock. A description of outside director fees and equity grants is set forth on page 39 of the Company’s Proxy Statement, filed on April 6, 2018.

The Company will enter into its standard form of indemnification agreement with Ms. Singh-Bushell. The indemnification agreement, among other things, would require the Company to indemnify Ms. Singh-Bushell for certain liabilities to which she may become subject as a result of her affiliation with the Company. A copy of the form of indemnification agreement is filed as Exhibit 10.1 hereto and incorporated into this item by reference.

The press release announcing the appointment of Ms. Singh-Bushell to the Company’s Board is filed as Exhibit 99.1 and incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1
Form of Indemnification Agreement between DSW Inc. and its officers and directors (previously filed as Exhibit 10.44 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-123289) filed with the Securities and Exchange Commission on June 27, 2005, and incorporated herein by reference).

99.1	Press Release dated September 17, 2018.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Vice President, General Counsel and Secretary

Date:	September 17, 2018